Exhibit 4.1

WEATHERFORD INTERNATIONAL LTD.

6.500% SENIOR SECURED FIRST LIEN NOTES DUE 2028

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 19, 2023, by and among WEATHERFORD INTERNATIONAL, LLC, a Delaware limited liability company (“Weatherford Delaware”), WEATHERFORD INTERNATIONAL PLC, an Irish public limited company (the “Parent Guarantor”), WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent are party to an indenture, dated as of September 30, 2021 (the “Indenture”), relating to the Issuer’s 6.500% Senior Secured First Lien Notes due 2028;

WHEREAS, the Issuer desires to amend and supplement the Indenture as contemplated by Section 4 of this Supplemental Indenture (the “Amendments”);

WHEREAS, Section 902 of the Indenture provides that the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent may, in certain circumstances, amend or supplement the Indenture, the Collateral Documents, the Notes or any Guarantees with the consent of the holders of at least a majority in principal amount of Outstanding Notes;

WHEREAS, the Issuer has solicited the consent of the holders of the Outstanding Notes (the “Solicitation”), and the holders of at least a majority in principal amount of the Notes have validly consented to the amendments set forth in this Supplemental Indenture, pursuant to and in accordance with the Consent Solicitation Statement, dated April 12, 2023 (the “Consent Solicitation Statement”), upon the terms and subject to the conditions set forth therein;

WHEREAS, this Supplemental Indenture is authorized pursuant to Section 902 of the Indenture;

WHEREAS, the Issuer has, pursuant to Section 902 and 903 of the Indenture, furnished the Trustee and the Collateral Agent with an Officers’ Certificate and an Opinion of Counsel complying with the requirements of Section 102 and 103 of the Indenture;

WHEREAS, the Trustee and the Collateral Agent each is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the Issuer, the Parent Guarantor and Weatherford Delaware necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.            Effectiveness of Supplemental Indenture; Operativeness of Amendments.

(a)	This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

(b)	This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Issuer, the Parent Guarantor, Weatherford Delaware, the Trustee and the Collateral Agent; provided, however, that the Amendments shall only become operative once the Issuer pays (or causes to be paid) each consenting holder’s Consent Fee (as defined in the Consent Solicitation Statement) to The Depository Trust Company for the benefit of the consenting holders in accordance with the terms set forth in the Consent Solicitation Statement (the “Condition”). The Issuer shall notify the Trustee promptly in writing (which may be by electronic mail) after the satisfaction of the Condition.

4.            Amendments.

(a)	The Indenture and the Notes are hereby amended by inserting a new clause (14) in the second paragraph of Section 1009 of the Indenture as follows:

(14) on or after April 1, 2023, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Unsecured Notes, including, for the avoidance of doubt, the payment of accrued and unpaid interest on such Unsecured Notes, any premium paid to the holders of such Unsecured Notes and reasonable expenses incurred in connection therewith;

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(b)	The Indenture and the Notes are hereby amended by modifying the first paragraph of Section 1009 of the Indenture to insert the bold and underlined language in clause (3) as follows:

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Initial Issuance Date (other than Restricted Payments made pursuant to clauses (2) through (11) and (14) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

5.            The Trustee and the Collateral Agent Make No Representations. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

6.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (which may be delivered in original form or facsimile or an electronic file thereof), but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “endorse” and words of similar import in this Supplemental Indenture shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to procedures approved by such Trustee or the Collateral Agent, as applicable.

8.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

WEATHERFORD INTERNATIONAL, LLC
a Delaware limited liability company

By:	/s/ Maximiliano A. Kricorian
Name:	Maximiliano A. Kricorian
Title:	Vice President and Treasurer

WEATHERFORD INTERNATIONAL LTD.
a Bermuda exempted company

By:	/s/ Maximiliano A. Kricorian
Name:	Maximiliano A. Kricorian
Title:	Vice President and Treasurer

WEATHERFORD INTERNATIONAL PLC
an Irish public limited company

By:	/s/ Maximiliano A. Kricorian
Name:	Maximiliano A. Kricorian
Title:	Vice President and Treasurer

[Signature Page – Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Jane Y. Schweiger
	Name:	Jane Y. Schweiger r
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent

By:	/s/ Jane Y. Schweiger
	Name:	Jane Y. Schweiger r
	Title:	Vice President

[Signature Page – Second Supplemental Indenture]